 UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2009

INTERNET BRANDS, INC.

(Exact name of registrant as specified in this charter)

Delaware	001-33797	95-4711621
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

909 North Sepulveda Blvd., 11th Floor, El Segundo, CA  90245

(Address of Principal Executive Offices and Zip Code)

Registrant’s Telephone Number, including area code:  (310) 280-4000

Not applicable

(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendment to Amended and Restated Bylaws

On April 14, 2009, the Board of Directors of Internet Brands, Inc. (the “Board”) approved an amendment to its Amended and Restated Bylaws, effective June 11, 2009, which reduced the number of directors on the Board from eight members to seven (the “Bylaws Amendment”).  This description is qualified in its entirety by the Bylaws Amendment, a copy of which is attached as Exhibit 3.1 hereto and is hereby incorporated by reference.

Amendment to the Restated Certificate of Incorporation

On April 14, 2009, the Board of Directors of Internet Brands, Inc. (the “Board”) approved, subject to adoption by its stockholders, an amendment to its Restated Certificate of Incorporation (the “NOL Protective Amendment”) to impose certain restrictions on the transfer of its capital stock in order to preserve the tax treatment of its net operating loss carry forwards (the “NOLs”) for federal and state income tax purposes and certain income tax credits.  Internet Brands’ stockholders adopted the NOL Protective Amendment at its annual meeting on June 11, 2009 (the “Annual Meeting”), and the NOL Protective Amendment and the transfer restrictions imposed therein became effective on that date. The NOL Protective Amendment remains in effect until June 30, 2011, or such earlier date as the Board determines it is appropriate to terminate it.

Under Internal Revenue Code Section 382 rules, an ownership change can occur whenever there is a shift in ownership by more than 50 percentage points by one or more 5% stockholders within a three-year period.  The NOL Protective Amendment generally restricts any person or entity from attempting to transfer (which includes sales, transfers, dispositions, purchases and acquisitions) any of Internet Brands’ capital stock (or options, warrants or other rights to acquire its stock, or securities convertible or exchangeable into its stock), to the extent that such transfer would either (i) create or result in an individual or entity (a “Prohibited Person”) becoming either a “5-percent shareholder” of Internet Brands’ stock (as defined under Section 382), or the beneficial owner (as defined under the Securities Exchange Act of 1934) of 5% or more of its common stock, or (ii) increase the stock ownership percentage of any existing Prohibited Person.

The NOL Protective Amendment does not restrict transfers that are sales by a Prohibited Person, although it would restrict any purchasers to the extent that the purchaser is or would become a Prohibited Person.  It provides that any transfer that violates the NOL Protective Amendment is void and not effective to transfer any record, legal, beneficial or any other ownership of the number of shares which result in the violation of the NOL Protective Amendment.   The Board has the discretion to approve a transfer of stock that would otherwise violate the NOL Protective Amendment.

The description above is qualified in its entirety by the NOL Protective Amendment, a copy of which is attached as Exhibit 3.2 hereto and is hereby incorporated by reference.

Item 9.01  Financial Statements and Exhibits

(d)          Exhibits

3.1	Certificate of Amendment to the Amended and Restated Bylaws

3.2	Certificate of Amendment to the Restated Certificate of Incorporation

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2009	INTERNET BRANDS, INC.

	By:	/s/ Robert N. Brisco
Robert N. Brisco
Chief Executive Officer

EXHIBIT INDEX

Exhibit No. 3.1 3.2	Description Certificate of Amendment to the Amended and Restated Bylaws Certificate of Amendment to the Restated Certificate of Incorporation